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                                                                     EXHIBIT 14


                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER


         FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of November 4, 1997 (this "Amendment"), between PIMCO Advisors Transitory Merger I L.P., a Delaware limited partnership (the "First Partnership"), Oppenheimer Capital, a Delaware general partnership (the "Second Partnership"), and PIMCO Advisors L.P., a Delaware limited partnership ("PALP").

                                   WITNESSETH:

         WHEREAS, the First Partnership, the Second Partnership and PALP are parties to that certain Agreement and Plan of Merger dated as of November 4, 1997 (the "Merger Agreement");

         WHEREAS, the parties hereto desire to amend the Merger Agreement to increase the consideration to be issued by PALP in the merger contemplated thereby;

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Section 1.02(b) of the Merger Agreement is hereby amended to provide that the number of Class A GP Units to be issued by PALP shall be 25,490,757.

         2. Except as amended hereby, the Merger Agreement shall remain in full force and effect.

         3. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized representatives as of the day and year first above written.


                                       PIMCO ADVISORS TRANSITORY
                                       MERGER I L.P.

                                       By: PIMCO Advisors L.P.,
                                           its general partner

                                       By: /s/ ROBERT M. FITZGERALD
                                           --------------------------------
                                           Name:  Robert M. Fitzgerald
                                           Title: Senior Vice President

                                       By: Value Advisors LLC,
                                           its Limited Partner

                                       By: /s/ ROBERT M. FITZGERALD
                                           --------------------------------
                                           Name:  Robert M. Fitzgerald
                                           Title: Senior Vice President

                                       OPPENHEIMER CAPITAL

                                       By: Value Advisors LLC,
                                           its Managing Partner

                                       By: /s/ ROBERT M. FITZGERALD
                                           --------------------------------
                                           Name:  Robert M. Fitzgerald
                                           Title: Senior Vice President

                                       By: Oppenheimer Capital, L.P., a Partner

                                       By: /s/ ROBERT M. FITZGERALD
                                           --------------------------------
                                           Name:  Robert M. Fitzgerald
                                           Title: Senior Vice President

                                       PIMCO ADVISORS L.P.

                                       By: /s/ ROBERT M. FITZGERALD
                                           --------------------------------
                                           Name:  Robert M. Fitzgerald
                                           Title: Senior Vice President